PRICING SUPPLEMENT NO. 98                                         Rule 424(b)(3)
Dated: July 8, 1997                                           File No. 333-17985
(To Prospectus dated January 22, 1997
and Prospectus Supplement datd January 22, 1997)



                                $5,434,620,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
            WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:                Floating Rate Notes        Book Entry Notes
$38,000,000                      [x]                        [x]

Original Issue Date:             Fixed Rate Notes           Certificated Notes
July 11, 1997                    [_]                        [_]


Maturity Date:
July 13, 1998

Option to Extend Maturity:       No  [x]

                                 Yes [_]   Final Maturity Date:



                                                 Optional             Optional
                         Redemption              Repayment            Repayment
Redeemable On            Price(s)                Date(s)              Price(s)

N/A                      N/A                     N/A                  N/A


Applicable Only to Fixed Rate Notes:

Interest Rate:

Applicable Only to Floating Rate Notes:


Interest Rate Basis:                        Maximum Interest Rate: N/A

[_]     Commercial Paper Rate               Minimum Interest Rate: N/A

[_]     Federal Funds Rate                  Interest Reset Date(s): *

[_]     Treasury Rate                       Interest Reset Period: Monthly

[_]     LIBOR Reuters                       Interest Payment Date(s): **

[x]     LIBOR Telerate

[_]     Prime Rate                          Interest Payment Period: Monthly


[_]     CMT Rate


Initial Interest Rate: ***


 Index Maturity:  One Month

 Spread (plus or minus): -0.02%
----------------------------------------

*     8/11/97, 9/11/97, 10/13/97, 11/11/97, 12/11/97, 1/12/98,
      2/11/98, 3/11/98, 4/13/98, 5/11/98 and 6/11/98.

**    8/11/97, 9/11/97, 10/13/97, 11/11/97, 12/11/97, 1/12/98, 2/11/98, 3/11/98,
      4/13/98, 5/11/98, 6/11/98 and 7/13/98.

***   The one month LIBOR rate as of July 9, 1997 minus 2 basis points.


The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.




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